UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed, on June 7, 2016, Seventy Seven Energy Inc. (“we” or the “Company”) and all of its direct and indirect wholly owned subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). On July 14, 2016, the Court issued an order (the “Confirmation Order”) confirming the Joint-Prepackaged Plan of Reorganization (as amended and supplemented, the “Plan”) of the Debtors.

On August 1, 2016 (the “Effective Date”) the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.

The description of the Confirmation Order and the Plan in this report is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2016.

Item 1.02	Termination of a Material Definitive Agreement

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, related to or connected with any equity interests of the Company, including the outstanding shares of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date, and any rights of any Holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Debt Securities

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company were cancelled:

•	6.50% Senior Notes due 2022 issued pursuant to that certain indenture, dated as of June 16, 2014, between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee, in the aggregate principal amount of $450 million; and

•	6.625% Senior Notes due 2019 issued pursuant to that certain indenture, dated as of October 28, 2011, between Seventy Seven Operating LLC and Seventy Seven Finance, Inc., as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee, among others, in the aggregate principal amount of $650 million.

Termination of Senior Secured Debtor-In-Possession Credit Agreement

As previously disclosed, on June 8, 2016, certain of our domestic subsidiaries as borrowers entered into a senior secured debtor-in-possession credit facility (the “DIP Facility”) with total commitments of $100 million. In accordance with the Plan, on the Effective Date, the DIP Facility was amended and restated, and the outstanding obligations pursuant thereto were converted to obligations under a five year senior secured revolving credit facility with total commitments of $100 million.

Item 7.01	Regulation FD Disclosure

On the Effective Date, the Company issued a press release announcing its emergence from bankruptcy. A copy of the press release is included herein as Exhibit 99.1. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not considered “filed” under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “project,” “predict,” “potential,” “targeting,” “exploring,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks and uncertainties and involve assumptions that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in these forward-looking statements are reasonable, but cannot assure you that these expectations will prove to be correct. The Company cautions you not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the filing date.

Factors that could cause the Company’s results to differ materially include: (i) the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity or results of operations; (ii) the ability to operate the business following the Effective Date; (iii) the effects of a bankruptcy filing on the Company’s business and the interests of various creditors, equity holders and other constituents; (iv) loss of customer orders, disruption in the supply chain and loss of the ability to maintain vendor relationships; (v) general economic or business conditions affecting the markets the Company serves; (vi) market prices for oil and natural gas; (ix) dependence on Chesapeake Energy Corporation and its working interest partners for a majority of revenues and the Company’s ability to secure new customers or provide additional services to existing customers; and (vii) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Seventy Seven Energy Inc., dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Seventy Seven Energy Inc., dated August 1, 2016